UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 4/2/2007

VENTANA MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20931	94-2976937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Innovation Park Drive,

Tucson, Arizona 85755

(Address of Principal Executive Offices, Zip Code)

(520) 887-2155

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 30, 2007, the employment of Tim B. Johnson ended. Mr. Johnson was the Company’s Senior Vice President, Global Business Services.

Pursuant to a Voluntary Separation Agreement and Release (the “Separation Agreement”), Mr. Johnson will receive the following severance benefits:

•	$10,000 per pay period for 13 weeks;

•	COBRA premiums for April 2007 through June 2007.

In addition, if Mr. Johnson notifies the Company in writing that he has not accepted an offer of full-time employment as of June 30, 2007, then he will be entitled to receive (i) an additional severance payment of 6 weeks from July 1, 2007 through August 10, 2007 based on his rate of pay on his termination date and (ii) COBRA premiums through August 31, 2007.

Pursuant to the Separation Agreement, the payment of severance is subject to Mr. Johnson’s compliance with certain non-compete, non-solicitation, and confidentiality provisions. The Separation Agreement also includes customary release provisions in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTANA MEDICAL SYSTEMS, INC.

By:	/s/ Christopher Gleeson
Christopher Gleeson
President, Chief Executive Officer and Director

Date: April 2, 2007